Exhibit 10.10

GUARANTY

THIS GUARANTY, dated July 16, 2014, is given by Redwood Trust, Inc., a Maryland corporation (the “Guarantor”), in favor of the Federal Home Loan Bank of Chicago (“FHLB Chicago”), an instrumentality of the United States of America, located at 200 E. Randolph Drive, Chicago, Illinois 60601.

1.    Unconditional Guaranty.  In consideration of and to induce FHLB Chicago to make advances and other extensions of credit to RWT Financial, LLC (“Member”) pursuant to that certain Advances, Collateral Pledge, and Security Agreement of even date herewith (the “ACPS Agreement”), which is and will be to the direct interest and advantage of the Guarantor, the Guarantor unconditionally guarantees to FHLB Chicago, and its successors and assigns, the prompt payment when due of all of the Member’s present and future obligations and liabilities of any kind to FHLB Chicago arising out of the ACPS Agreement heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by FHLB Chicago by assignment or succession, whether originally incurred by or assumed by the Member, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Member may be liable individually or jointly with others, or whether recovery upon such Obligations may be or hereafter become barred by any statute of limitations, or whether such Obligations may be or hereafter become otherwise unenforceable (any and all such obligations and liabilities, the “Obligations”).

This Guaranty is unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. This Guaranty is absolute and unconditional and shall remain in full force and effect and be binding upon the Guarantor and its successors and assigns so long as the ACPS Agreement remains in full force and effect. If at any time any payment by the Member in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, in whole or in part, the Guarantor shall remain liable hereunder in respect of such Obligations as if such payment had not been made, and this Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) with respect to such Obligations.

This is a guaranty of payment and not a guaranty of collection, and the Guarantor agrees that FHLB Chicago may resort to the Guarantor for payment of any of the Obligations whether or not FHLB Chicago has proceeded against any other obligor principally or secondarily liable for any Obligations, including the Member, or against any collateral for the Obligations, and whether or not FHLB Chicago has pursued any other remedy available to it. FHLB Chicago shall not be obligated to file any claim relating to the Obligations, including any claim in the event that the Member becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of to file any such claim shall not affect the Guarantor’s obligations hereunder. The Guarantor also specifically waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance, and all other notices whatsoever with respect to this Guaranty and of the existence, creation, or incurring of new or additional Obligations. This Guaranty shall not be deemed to supersede or replace any other guaranties given to FHLB Chicago by the Guarantor; and the Obligations guaranteed hereby shall be in addition to any other obligations guaranteed by the Guarantor pursuant to any other agreement or guaranty given to FHLB Chicago and other guaranties of the Obligations.

2.  Consents.  The Guarantor agrees that FHLB Chicago may at any time, and from time to time (a) extend the time of payment of or renew any of the Obligations, (b) receive and hold security for the payment of any Obligations and enforce, waive, release, fail to perfect, sell or otherwise dispose of any such security, (c) release or substitute any other guarantor of any Obligations, or (d) make any agreement with the Member or with any other party or person liable on any of the Obligations, for the extension, renewal, payment, compromise, discharge or release of the Obligations (in whole or in part), or for any modification of the terms thereof or of any agreement between FHLB Chicago and the Member or any such other party or person, without in any way impairing or affecting this Guaranty for any outstanding Obligations. The Guarantor authorizes FHLB Chicago, without notice or demand and without affecting its liability hereunder, from time to time, to assign or transfer the Obligations, to waive, forbear, indulge or take other action or inaction in respect of this Guaranty or the Obligations, or to exercise or not exercise any right or remedy hereunder or otherwise with respect to the Obligations.

3.  Rights; Expenses.  No failure by FHLB Chicago to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by FHLB Chicago of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to FHLB Chicago or allowed by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power. The Guarantor agrees to pay on demand all reasonable out-of-pocket expenses (including the reasonable fees and expenses of FHLB Chicago’s counsel) in any way relating to the enforcement or protection of FHLB Chicago’s rights under this Guaranty.

4.  Benefit; Member.  The Guarantor will benefit from FHLB Chicago entering transactions with the Member pursuant to the ACPS Agreement, and the Guarantor has determined that the execution and delivery by the Guarantor of this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and/or the achievement of some pecuniary and/or other benefit. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Member such information concerning the Obligations and the Member’s financial conditions or business operations as the Guarantor may require, and that FHLB Chicago has no duty at any time to disclose to the Guarantor any such information. The Guarantor acknowledges and agrees that it is not necessary for FHLB Chicago to inquire into the powers of the Member or of the officers, directors, partners or agents acting or purporting to act on its behalf, the appropriateness of any transaction for the Member, or the purpose of any transaction, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

5.  Subrogation.  The Guarantor shall not exercise any rights which it may have or acquire by way of subrogation until all of the Obligations are paid in full to FHLB Chicago. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of FHLB Chicago and shall forthwith be paid to FHLB Chicago to reduce the amount of outstanding Obligations, whether matured or unmatured. Subject to the foregoing, upon payment of all of the Obligations to FHLB Chicago, the Guarantor shall be subrogated to the rights of FHLB Chicago against the Member, and FHLB Chicago agrees to take at the Guarantor’s expense such actions as the Guarantor may reasonably require to implement such subrogation.

6.  Subordination.  The Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by the Member to the Guarantor (the “Subordinated Debt”) to any and all Obligations of the Member to FHLB Chicago now or hereafter existing while this Guaranty is in effect;

provided, that the Guarantor may receive principal and interest payments on the Subordinated Debt so long as (i) no “Event of Default” exists with respect to any sums then due and payable by the Member to FHLB Chicago with respect to the Obligations; (ii) no event or condition which constitutes or which with notice or the lapse or time would constitute an “Event of Default” with respect to the Obligations shall be continuing on or as of the payment date; and (iii) such principal and interest payments on the Subordinated Debt do not cause or would with notice or the lapse of time cause Member to be in default under the Advances Agreement; (b) it will either place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt or deliver such documents to FHLB Chicago; and (c) except as permitted by this Section 6, it will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to the Guarantor, through error or otherwise, shall immediately be forwarded to the Bank by the Guarantor, properly endorsed to the order of FHLB Chicago, to apply to the Obligations.

7.   Assignment; Termination.   The Guarantor shall not assign its rights, interest, duties or obligations hereunder to any other person without FHLB Chicago’s prior written consent, and any purported transfer without that consent shall be void. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified, and no consent with respect to any departure by the Guarantor from the terms hereof shall be effective, except as set forth in a written instrument executed by the Guarantor and FHLB Chicago.

8.   Taxes.   All payments by the Guarantor hereunder will be made in full without set-off or counterclaim and free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or other charges, unless the withholding or deduction of such taxes or duties is required by law. In any such event, however, the Guarantor shall (a) promptly notify FHLB Chicago in writing of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid to FHLB Chicago pursuant to this paragraph), (c) promptly forward to FHLB Chicago an official receipt (or a certified copy) evidencing such payment, and (d) pay to FHLB Chicago such additional amounts as may be necessary in order that the net amount received by FHLB Chicago after such withholding or deduction shall equal the full amounts of moneys which would have been received by FHLB Chicago in the absence of such withholding or deduction. The Guarantor will pay all stamp, registration, documentation, or other similar taxes payable in connection with this Guaranty and will keep FHLB Chicago indemnified against failure to pay the same.

9.   Payments.   The Guarantor hereby guarantees that the Obligations will be paid to FHLB Chicago without set-off or counterclaim, in lawful currency of the United States of America.

10.     Representations.   The Guarantor represents and warrants: (i) that it has the corporate power to execute this Guaranty and any other document executed or delivered in connection with this Guaranty; (ii) that all the necessary corporate actions have been taken to permit it to give this Guaranty; (iii) that the persons executing this guaranty are duly empowered to do so on the behalf of the Guarantor; (iv) that the execution or performance of this Guaranty is not a breach or violation of any instrument concerning the Guarantor or any agreement to which the Guarantor is a party or any law or regulation to which the Guarantor is subject; (v) that there is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect its ability to perform its obligations under this Guaranty; (vi) that all applicable information that is furnished in writing by or on behalf of it to FHLB Chicago pursuant to this Guaranty as of the date of the information, is true, accurate and complete in all material respects; (vii) that all governmental and other consents that are required to have been obtained by it with respect to this Guaranty have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (viii) that this Guaranty constitutes a valid, binding and enforceable agreement against the Guarantor in accordance with its terms.

11.  Delivery Obligations.   The Guarantor shall deliver to FHLB Chicago such information as FHLB Chicago may request from time to time, including without limitation, copies of the quarterly unaudited or annual audited financial statements (prepared in accordance with generally accepted accounting principles in the country in which the entity to which they relate is organized) pertaining to the Guarantor’s financial condition, such quarterly reports to be provided within forty-five (45) calendar days after the end of each fiscal quarter and such annual reports to be provided within sixty (60) calendar days after the end of each fiscal year. Such information shall be true, complete, and accurate in all material respects. For the avoidance of doubt, quarterly and annual financial statements required to be delivered hereunder shall be deemed to be delivered by Guarantor to FHLB Chicago upon, the filing of such financial statements with the U.S. Securities and Exchange Commission; provided however, if Guarantor delays its filing beyond the time frames set forth in this Section 11, it will promptly notify Bank of such delay.

12.  Default.   If any of the following events occur, a default (“Default”) under this Guaranty shall exist: (a) failure of timely payment or performance of the Obligations (after giving effect to applicable grace periods); (b) a breach of any agreement or representation of Guarantor contained or referred to in this Guaranty; (c) the appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against the Guarantor; and/or (d) FHLB Chicago determines in good faith, in a commercially reasonable manner, that the prospects for payment or performance of the Obligations by Guarantor are impaired or a material adverse change has occurred in the business or prospects of the Guarantor, financial or otherwise.

If a Default occurs, the Obligations shall be due immediately and payable, without notice, and FHLB Chicago may exercise any rights and remedies as provided in this Guaranty, or as provided at law or equity. The Guarantor shall pay interest on the Obligations from such Default at the highest rate of interest charged on any of the Obligations.

13.  Governing Law; Jurisdiction.   (A) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE STATUTORY AND COMMON LAW OF THE UNITED STATES AND, TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THE LAWS (EXCLUSIVE OF THE CHOICE OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING CONCERNING THIS GUARANTY, THE GUARANTOR SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, OR IF SUCH ACTION OR PROCEEDING MAY NOT BE BROUGHT IN FEDERAL COURT, THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO. THE GUARANTOR SPECIFICALLY AND IRREVOCABLY WAIVES (I) ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, (II) ANY CLAIM THAT THE SAME HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (III) THE RIGHT TO OBJECT

THAT SUCH COURTS DO NOT HAVE JURISDICTION OVER IT. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW, INCLUDING, WITHOUT LIMITATION, BY REGISTERED MAIL DIRECTED TO THE GUARANTOR’S PERSONAL RESIDENCE.

(b)      TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR BY EXECUTION HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO FHLB CHICAGO TO ACCEPT THIS GUARANTY.

14.  Miscellaneous.  (a) This Guaranty contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Guaranty supersedes all prior drafts and communications with respect thereto. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Guaranty. If any term or provision of this Guaranty shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Guaranty.

(b)      Regardless of any other provision of this Guaranty, if for any reason the effective interest on any of the Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Obligations. Monies received from any source by FHLB Chicago for application toward payment of the Obligations may be applied to such Obligations in any manner or order deemed appropriate in the sole discretion of FHLB Chicago.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the Guarantor to FHLB Chicago as of the date first above written.

REDWOOD TRUST, INC.

By: /s/ Christopher J. Abate

Name: Christopher J. Abate

Title: Chief Financial Officer

Date: July 16, 2014

Address for notices:

Redwood Trust, Inc.

One Belvedere Place, Suite 300

Mill Valley, California 94941

Attention:  Secretary

Email:  notices@redwoodtrust.com

and to:

Redwood Trust, Inc.

One Belvedere Place, Suite 300

Mill Valley, California 94941

Attention:  Treasurer

Email:  notices@redwoodtrust.com

With a copy to:

Kaye Scholer LLP

Three First National Plaza

70 West Madison Street, Suite 4200

Chicago, Illinois 60602

Attention:  Daniel J. Hartnett

Email:   daniel.hartnett@kayescholer.com

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